SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. __)

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Glen Burnie Bancorp

 (Name of Registrant as Specified in Its Charter)

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[GLEN BURNIE BANCORP LETTERHEAD]

April 14, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) to be held at The Bank of Glen Burnie, 101 Crain Highway, SE, Glen Burnie, Maryland on Thursday, May 12, 2016 at 2:00 p.m.

The accompanying notice and proxy statement describe the formal business to be transacted at the meeting which includes the election of directors, voting on a non-binding resolution approving the compensation of the executive officers names in the accompanying proxy statement (commonly referred to as “say on pay”), and authorization for the Board of Directors to select the Company’s auditors for the 2016 fiscal year.

Enclosed with this proxy statement are a proxy card and an Annual Report to Stockholders for the 2015 fiscal year. During the meeting, we will report on the operations of the Company’s wholly-owned subsidiary, The Bank of Glen Burnie. Directors and officers of the Company as well as representatives of TGM Group LLC, our independent auditors, will be present to respond to any questions the stockholders may have.

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own. If you plan to attend the meeting, please check the box on the enclosed form of proxy.

Sincerely,

John E. Demyan	John D. Long
Chairman	President and Chief
Executive Officer

GLEN BURNIE BANCORP
101 Crain Highway, S.E.
Glen Burnie, Maryland 21061
(410) 766-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 12, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Glen Burnie Bancorp (the “Company”) will be held at The Bank of Glen Burnie, 101 Crain Highway, SE, Glen Burnie, Maryland on Thursday, May 12, 2016 at 2:00 p.m., Eastern Time.

A proxy statement and proxy card for the Annual Meeting accompany this notice.

The Annual Meeting has been called for the following purposes:

1.	To elect three directors;

2.	To vote on a non-binding resolution approving the compensation of the executive officers named in the proxy statement;

3.	To authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the 2016 fiscal year; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 28, 2016 are the only stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are requested to complete and sign the accompanying proxy card, which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Edward B. Connelly
secretary

Glen Burnie, Maryland

April 14, 2016

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 12, 2016

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, and 2015 Annual Report are available at www.edocumentview.com/GLBZ.

PROXY STATEMENT

OF

GLEN BURNIE BANCORP

101 Crain Highway, S.E.

Glen Burnie, Maryland 21061

ANNUAL MEETING OF STOCKHOLDERS

May 12, 2016

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Glen Burnie Bancorp (the “Company”) to be used at the 2016 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (hereinafter called the “Annual Meeting”) which will be held at The Bank of Glen Burnie, SE, 101 Crain Highway, Glen Burnie, Maryland on Thursday, May 12, 2016 at 2:00 p.m., Eastern Time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about April 14, 2016.

VOTING AND REVOCABILITY OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are given, signed proxies will be voted for the nominees named below, for approval of the compensation of the named executive officers, and for the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the 2016 fiscal year. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Stockholders who execute proxies retain the right to revoke them at any time prior to being voted. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Edward B. Connelly, the Secretary of the Company, at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Stockholders of record as of the close of business on March 28, 2016 (the “Record Date”) are entitled to one vote for each share then held. At the Record Date, the Company had 2,776,566 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting. Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by all persons who were known to the Company to beneficially own more than 5% of the Common Stock outstanding at the Record Date.

- i -

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Shares Of Common Stock Outstanding

John E. Demyan 101 Crain Highway, S.E. Glen Burnie, Maryland 21061	284,782 [2]	10.26%

Frederick W. Kuethe, III 377 Swinton Way Severna Park, Maryland 21146	143,868 [3]	5.18%

Marrian K. McCormick 8 Oak Lane Glen Burnie, Maryland 21061	159,515 [4]	5.75%

Edward M. Kuethe P.O. Box 218 Glen Burnie, Maryland 21060	139,872 [5]	5.04%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	257,506 [6]	9.27%

[1]	Rounded to nearest whole share. For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals or group exercise sole voting and investment power over the shares of the Common Stock.

[2]	Includes 283,782 shares held by Mr. Demyan individually and 1,000 shares held by Mrs. Demyan.

[3]	Includes 21,004 shares held jointly, 1,310 shares held by Mr. Kuethe individually, and 594 shares held by Mrs. Kuethe individually. Each disclaims beneficial ownership to the shares owned individually by the other. Also includes 120,960 shares held by Mr. Kuethe as one of the trustees for The Kuethe Family Educational Trust.

[4]	Includes 1,461 shares held by Mrs. McCormick individually, 16,852 shares held by Mrs. McCormick for the benefit of minor children, 20,242 shares held by Mrs. McCormick as trustee of the McCormick Family Trust, and 120,960 shares held by Mrs. McCormick as one of the trustees for The Kuethe Family Educational Trust.

[5]	Includes 1 share held by Mr. Kuethe individually, 18,911 shares held by Mr. Kuethe for the benefit of minor children and 120,960 shares held by Mr. Kuethe as one of the trustees for The Kuethe Family Educational Trust.

[6]	Includes 257,506 shares held by Wellington Management with shared power to vote or to direct the vote.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of Directors currently consists of 11 directors. Under the Company’s Articles of Incorporation, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified. The Board has nominated Thomas Clocker, F. William Kuethe, Jr., and Karen B. Thorwarth for election as directors to serve for terms of three years each and until their successors are elected and qualified. Under Maryland law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present.

Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the Board may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that any nominee will be unavailable to serve.

- ii -

The following table sets forth, for each nominee and each continuing director, his or her name, age as of the Record Date, the year he or she first became a director of the Company, the expiration of his or her current term, and whether such individual has been determined by the Board to be “independent” as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. Each nominee and continuing director is also a member of the Board of Directors of The Bank of Glen Burnie (the “Bank”) and GBB Properties, Inc. (“GBB Properties”). There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Age	Director Since	Current Term to Expire	Independent

Board Nominees for Term to Expire in 2019

Thomas Clocker	81	1995	2019	Yes
F. William Kuethe, Jr.	83	1995	2019	Yes
Karen B. Thorwarth	59	1995	2019	Yes

Directors Continuing in Office

John E. Demyan	68	1995	2017	No
Charles Lynch, Jr.	62	2003	2017	Yes
F. W. Kuethe, III	56	1992	2017	Yes
Mary Lipin Wilcox	68	1997	2017	Yes
Andrew Cooch	60	2014	2018	Yes
Norman E. Harrison	70	2005	2018	Yes
John D. Long	60	2016	2018	No
Edward L. Maddox	65	2005	2018	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Thomas Clocker is a retired businessman and the former owner/operator of Angel’s Food Market in Pasadena, Maryland. He served on the Mid-Atlantic Food Association’s board of directors for nine years and is a founding member of the Pasadena Business Association. Mr. Clocker is actively involved in the community as a supporter of local schools, athletic associations and scouting groups. Mr. Clocker is well qualified to serve as a member of the Company’s Board due to his business experience, knowledge of the Bank’s market and involvement in the communities served by the Bank.

F. William Kuethe, Jr. served as President and Chief Executive Officer of the Company and the Bank from 1995 until 2007 and is currently President Emeritus. He also served as a director of the Bank from 1960 through 1989. He was formerly President of Glen Burnie Mutual Savings Bank from 1960 through 1995. Mr. Kuethe, a former licensed appraiser and real estate broker, has banking experience at all levels. Mr. Kuethe is the father of Frederick W. Kuethe, III. Mr. Kuethe is well qualified to serve as a member of the Company’s Board due to his more than half century experience in community banking, detailed familiarity with the Company’s and the Bank’s business and industry and knowledge of the Bank’s market.

Karen B. Thorwarth is a Certified Insurance Counselor and a licensed insurance agent. She has 30 years of experience including commercial property and casualty insurance, marketing, and underwriting of commercial boat and pleasure yacht insurance. Mrs. Thorwarth is a member of the Society of Certified Insurance Counselors. Mrs. Thorwarth is well qualified to serve as a member of the Company’s Board due to her business experience, knowledge of the Company’s market and involvement in the communities served by the Bank.

John E. Demyan has been Chairman of the Board of the Company, the Bank and GBB Properties since 1995. He previously served as a director of the Company and the Bank from 1990 through 1994. He completed the Maryland Banking School in 1994. He is the owner and manager of commercial and residential properties in northern Anne Arundel County, Maryland. Mr. Demyan holds certificates as an airline transport pilot and flight instructor. He is an active volunteer with Angel Flight Mid-Atlantic, an organization that provides free air transportation for medical treatments to individuals who have exhausted their resources as a result of their medical condition. Mr. Demyan is a lifetime member of the 100 Club. Mr. Demyan is well qualified to serve as a member of the Company’s Board due to his familiarity with the Bank’s business and industry, knowledge of the Bank’s market and involvement in the communities served by the Bank.

- iii -

Charles Lynch, Jr. is President of The General Ship Repair Corporation in Baltimore, Maryland and has over 40 years of experience in marine engineering and ship repair. He holds a Bachelor of Science degree in Industrial Engineering, with a minor in Ocean Engineering, from the University of Miami and serves on the Baltimore Maritime Museum’s Board of Directors. Mr. Lynch is well qualified to serve as a member of the Company’s Board due to his extensive business experience and knowledge of the Company’s market and involvement in the communities served by the Bank.

Frederick W. Kuethe, III has been a Vice President of the Company since 1995 and a director of the Bank since 1988. Mr. Kuethe has worked in software design and systems integration at Northrop Grumman Corp. since 1981. He is a graduate of the Maryland Banking School. Mr. Kuethe is the son of F. William Kuethe, Jr. Mr. Kuethe is well qualified to serve as a member of the Company’s Board due to his familiarity with the Bank’s business and industry and knowledge of the Bank’s market.

Mary Lipin Wilcox is a retired teacher from the Anne Arundel County Public School system where she had been teaching at Belle Grove Elementary School in Brooklyn Park, Maryland. Currently, Mrs. Wilcox is a member of a family owned LLC which manages commercial property in northern Anne Arundel County. She is actively involved in her church where she has served on multiple committees, including the Vestry and Finance committee. Also active in her community, Mrs. Wilcox has served on the Glen Burnie Improvement Association’s Carnival Banking Committee for over 50 years, as well as participating in other Carnival committees in the past. Ms. Wilcox is well qualified to serve as a member of the Company’s Board due to her knowledge of the Company’s market and involvement in the communities served by the Bank.

Andrew Cooch is a partner in the Law Office of Cooch & Bowers, P.A. and Owner/Director of Progressive Title Corporation. He also serves on the Board of Richcroft, Inc. and is Chairman of the Board of Directors of Bello Machre, Inc. (both of which are Maryland-based non-profit providers of residential services to the developmentally disabled). Mr. Cooch also is Vice President of Maryland Land Title Association and was previously on the Board of Maryland Affordable Housing Trust. Mr. Cooch received a Juris Doctorate in 1981 from the University of Baltimore School of Law. Mr. Cooch is well qualified to serve as a member of the Company’s Board due to his business experience, knowledge of the Bank’s market and involvement in the communities served by the Bank.

Norman E. Harrison, Jr., has 45 years of experience as a certified public accountant. Mr. Harrison is presently an Accounting Consultant. He was a founding partner of Harrison & Company, LLC a public accounting firm specializing in auditing, accounting, taxes and consulting. Prior to opening his company, Mr. Harrison was a senior partner responsible for managing the Baltimore office of Stegman & Company, P.A., a large regional public accounting firm. Mr. Harrison is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He currently serves as an advisory board or board member of several non-profit organizations and a privately held corporation. Presently, Mr. Harrison is chairman of the Audit Committee. Mr. Harrison is well qualified to serve as a member of the Company’s Board due to his extensive finance and accounting experience.

John D. Long became President and Chief Executive Officer of the Company and the Bank on April 1, 2016, when he also became a director. Prior to that date, he was Executive Vice President of the Company and the Bank since February 8, 2016. From October 2014 until February 2016, Mr. Long was an independent consultant advising commercial banks. Mr. Long served as Senior Group Manager at PNC Bank, N.A. from 2009 through 2014 and from 2000 until 2009 he served as Senior Vice President at Mercantile Mortgage Corporation. Mr. Long is well qualified to serve as a member of the Company’s Board due to his more than 37 years of experience in the banking industry.

Edward L. Maddox has over 40 years of professional experience in the financial services industry.  From 1992-2009 he was a consultant with Automated Financial Systems providing expertise to major U.S. banks in the areas of profitability reporting, commercial lending revenue enhancement and international cash management products.  During his career Mr. Maddox worked in the operations division of First National Bank of Maryland and the Equitable Trust Company.  He was a member of the Adjunct Faculty at Loyola College from 1980–1985 while serving as the director of consulting for Commercial Banking Funds Management with Littlewood, Shain & Company.   In 2003, Governor Robert L. Ehrlich appointed Mr. Maddox to the Maryland State Information Technology Board.  He served as a Delegate on the Greater Severna Park Council from 1979-1982 and 1989-1993.  He currently serves on the Shipley’s Choice Community Association’s Board of Directors where he has held several leadership positions including a three-year term as President. Mr. Maddox is well qualified to serve as a member of the Company’s Board due to his broad experience in and familiarity with the financial services industry and the Company’s business.

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CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations which govern the Company’s operations.

Meetings and Committees of the Board of Directors

Board of Directors. The Board of Directors holds regular monthly meetings and special meetings as needed. During the year ended December 31, 2015, the Board met 12 times. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors held during 2015 and the total number of meetings held by all committees on which the director served during such year. Board members are expected to attend the Annual Meeting of Stockholders, and all incumbent directors serving at that time attended the 2015 Annual Meeting of Stockholders.

The Board has numerous committees, each of which meets at scheduled times, including the following committees:

Audit Committee. The Bank’s Audit Committee acts as the audit committee for the Company and currently consists of Directors Norman E. Harrison, Jr., Karen B. Thorwarth, Thomas Clocker, and Edward Maddox. During the year ended December 31, 2015, the Audit Committee met 16 times.

The Audit Committee monitors internal accounting controls, meets with the Bank’s Internal Auditor to review internal audit findings, recommends independent auditors for appointment by the Board, and meets with the Company’s independent auditors regarding these internal controls to assure full disclosure of the Company’s financial condition. Each member of the Audit Committee is independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules and under the criteria for independence set forth in Rule 10A-3(b)(1) promulgated by the Securities and Exchange Commission (SEC) under the Exchange Act, and otherwise meets the criteria for Audit Committee membership set forth in applicable NASDAQ rules. In addition, each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally at least one member of the Committee has employment experience in finance or accounting and the requisite professional certification in accounting, which results in the individual’s financial sophistication. The Audit Committee does not include an “audit committee financial expert” (as defined in applicable SEC rules), because the Board of Directors believes that the benefits provided by the addition to the Audit Committee of an individual who meets the SEC criteria at this time do not justify the cost of retaining such an individual.

The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is available on the Bank’s website, www.thebankofglenburnie.com.

Employee Compensation and Benefits Committee. The Bank’s Employee Compensation and Benefits Committee acts as the compensation committee for the Company and is composed of Directors Andrew Cooch, Edward Maddox, Thomas Clocker, Norman E. Harrison, Jr., and Karen Thorwarth. This Committee met three times during 2015. The purpose of the Compensation Committee is to evaluate and ascertain the appropriateness of compensation levels pertaining to the officers of the Bank other than the Chief Executive Officer and the other executive officers of the Bank. The compensation levels of all of the executive officers, other than the Chief Executive Officer, are recommended by the Chief Executive Officer for deliberation and approval of the Committee prior to submission to the full Board. The compensation levels of the Chief Executive Officer and the other executive officers of the Bank are reviewed by the full Board of Directors and must be approved by a majority of the independent directors. No executive officer is present during deliberations or voting on his compensation. The Board has adopted a written charter for the Employee Compensation and Benefits Committee, which is available on the Bank’s website, www.thebankofglenburnie.com.

During 2015, the Employee Compensation and Benefits Committee renewed the services of ChaseCompGroup, LLC as its independent advisor on matters of executive and board compensation, reporting directly to the Committee. ChaseCompGroup, LLC provides no other remunerated services to the Company or any of its affiliates.

- v -

Nominations. The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during 2014 in order to make nominations for directors. The Board has not adopted a charter with respect to the nominating committee function. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company’s stockholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board of Directors will consider the prospect’s relevant financial and business experience, familiarity with and participation in the Bank’s market area, the integrity and dedication of the prospect, prospective nominee’s independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by stockholders as those recommended by the Board. Nominations by stockholders must comply with certain informational requirements set forth in Article III, Section 1 of the Company’s Bylaws. See “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Compensation

Director’s Fees. Currently, all directors are paid a fee of $1,250 for each combined regular or special meeting of the Company and the Bank attended, with fees paid for one excused absence. In addition to the foregoing director’s fees, Mr. Demyan is compensated at the rate of $55,290 per annum for the additional responsibilities of serving as the Chairman of the Board. Directors (other than Mr. Demyan and Mr. Livingston who receive no fees for committee meetings) are paid an additional $300 chairman fee or $200 member fee, as applicable, for each committee meeting. Directors are also eligible for annual bonuses.

Executive and Director Deferred Compensation Plan. The Bank’s Board of Directors has adopted The Bank of Glen Burnie Executive and Director Deferred Compensation Plan pursuant to which participants may elect to defer all or a portion of their fees on a pre-tax basis. Deferred fees are held in a trust account and invested as directed by the participant. Participants are fully vested in their accounts at all times and may elect to have their accounts paid out in a lump sum or in equal installments over a period of five, ten or fifteen years beginning on a date no earlier than three years after the initial deferral election. Upon a participant’s death, any amounts remaining in their account will be paid to their beneficiaries.

The following table summarizes the compensation paid to directors other than those included in the Summary Compensation Table below, for the fiscal year ended December 31, 2015:

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
(a)	(b)	(g)	(h)

Thomas Clocker	$23,600	—	$23,600
Andrew Cooch	$19,800	—	$19,800
Karen B. Thorwarth	$25,000	—	$25,000
John E. Demyan(1)	$55,290	$14,941	$70,231
F. William Kuethe, Jr	$25,800	—	$25,800
Charles Lynch, Jr.	$19,800	—	$19,800
F. W. Kuethe, III	$26,800	—	$26,800
Mary Lipin Wilcox	$20,000	—	$20,000
Norman E. Harrison, Jr.	$25,400	—	$25,400
Edward L. Maddox	$23,800	—	$23,800

(1)	Mr. Demyan’s other compensation consists of: $5,833 employee health plan benefits (including health and dental); $3,340 as a 5% employer contribution, $852 as an employer matching contribution, and $2,209 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $1,520 representing the dollar value to Mr. Demyan of premiums on a term life insurance policy for his benefit; $89 for term life insurance benefits, and $1,098 for disability insurance benefits.

Transactions with Management

Certain directors, executive officers and significant stockholders of the Company, and members of their immediate families, were depositors, borrowers or customers of the Bank in the ordinary course of business during 2015. Similar transactions are expected to occur in the future. All such transactions were made in the ordinary course of business of the Bank and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

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The Bank’s Internal Audit Department reviews all loan transactions with directors, officers and employees of the Bank and members of their immediate families to verify that they are fair and reasonable, on market terms, on an arms-length basis and comply with all applicable regulations including Federal Reserve Board Regulation O which governs such loans. The Internal Audit Department also provides the Board of Directors with semi-annual reports of all loans outstanding to employees, officers, and directors which reports are reviewed by the entire Board at a regularly scheduled meeting.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s and the Bank’s directors, executive officers and employees. The Code of Business Conduct and Ethics has been posted on the Bank’s website, www.thebankofglenburnie.com.

Communications with the Board

The Board of Directors has not established a formal process for stockholders to send communications to the Board. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary. Furthermore, almost all of the Company’s Board members are residents of or work in the communities served by the Bank and where most of the Company’s stockholders reside, and therefore are accessible to the great majority of the Company’s stockholders.

Leadership Structure and Risk Oversight

While the Board believes that there are various structures which can provide successful leadership to the Company, we currently have separate individuals serving in the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chairman of the Board provides guidance to the CEO and presides over meetings of the full Board. This structure is appropriate at this time to the Company’s business because it reflects the Company and industry experience and vision brought to the Board of Directors by the Chairman, and the day-to-day management direction of the Company under our CEO.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of independent directors.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group.

Name	Amount And Nature of Beneficial Ownership (1)		Percent of Class

F. William Kuethe, Jr.	42,232	(2)	1.52%
Thomas Clocker	12,978	(3)	0.47%
Andrew Cooch	50		0.00%
Karen B. Thorwarth	2,858	(4)	0.10%
John E. Demyan	284,782	(5)	10.26%
F. W. Kuethe, III	143,868	(6)	5.18%
Mary Lipin Wilcox	3,299		0.12%
Norman E. Harrison, Jr.	3,115	(7)	0.11%
Charles Lynch, Jr.	36,615	(8)	1.32%
Edward L. Maddox	17,742	(9)	0.64%
Edward B. Connelly	470		0.02%
John Long	1,000		0.04%
John Wright	-		0.00%
All directors, nominees and executive officers as a group (13 persons)	549,008		19.77%

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(1)	Rounded to nearest whole share. For the definition of “beneficial ownership,” see footnote (1) to the table in the section entitled “Voting Securities and Principal Holders Thereof.” Unless otherwise noted, ownership is direct and the named individual has sole voting and investment power.
(2)	Includes 32,160 shares held by The Kuethe Family Trust, of which he and his spouse are trustees.
(3)	Includes 9,223 shares as to which he shares voting and investment power.
(4)	Includes 2,067 shares as to which she shares voting and investment power.
(5)	See footnote (2) to the table in the section entitled “Voting Securities and Principal Holders Thereof”.
(6)	See footnote (3) to the table in the section entitled “Voting Securities and Principal Holders Thereof”.
(7)	Includes 2,251 shares owned jointly with spouse.
(8)	Includes 11,276 shares held for the benefit of two minor children and 2,236 shares held by Mrs. Lynch. Each disclaims beneficial ownership to the shares owned individually by the other.
(9)	Includes 11,171 shares as to which he shares voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated under the Exchange Act, the Company’s officers, directors and persons who own more than ten percent of the outstanding Common Stock (“Reporting Person”) are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based on the Company’s review of such reports which the Company received during the last fiscal year, or written representations from Reporting Persons that no annual report of change in beneficial ownership was required, the Company believes that, with respect to the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

In this Proxy Statement, the “named executive officers” means the following individuals: (i) each individual who served as the Company’s Chief Executive Officer during 2015; (ii) the Company’s two most highly compensated executive officers in 2015, other than the Chief Executive Officer, who were serving as executive officers as of December 31, 2015 whose total compensation during 2015 exceeded $100,000; and (iii) up to two additional individuals whose total compensation during 2015 exceeded $100,000, who would have been included in the table as the highest compensated executive officers but were not serving as executive officers as of December 31, 2015. The following table sets forth information regarding the total compensation paid or earned by the named executive officers for the fiscal years ended December 31, 2015 and 2014:

Name and Principal Position	Year	Salary		Bonus(1)	All Other Compensation		Total
(a)	(b)	(c)		(d)	(i)		(j)

Michael Livingston	2015	$295,058	(2)	$0	$40,673	(3)	$335,731
President and Chief	2014	$285,851	(2)	$24,500	$44,418		$354,769
Executive Officer
Edward B. Connelly	2015	$179,226		$0	$33,954	(4)	$213,180
Senior Vice President and Chief Operating Officer	2014	$173,945		$17,896	$48,243		$240,084
Andrew Hines	2015	$140,864		$0	$32,466	(5)	$173,330
Senior Vice President and Chief	2014	$131,658		$12,654	$26,993		$171,805
Lending Officer

(1)	No bonuses were earned in 2015 for payment in 2016. The total of the 2014 bonuses were paid in 2015. Each executive’s bonus amount is determined based on performance factors commensurate with the executive’s position.

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(2)	Mr. Livingston’s salary includes $0 in directors’ fees for 2015 and $13,000 in director’s fees for 2014.
(3)	Mr. Livingston’s “Other Compensation” for 2015 consisted of: $13,250 as a 5% employer contribution, $4,329 as an employer matching contribution, and $8,762 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $1,777 representing the dollar value to Mr. Livingston of the premiums on a term life insurance policy for his benefit; and $11,368 health plan benefits (including health, dental and EAP), $89 term life insurance benefits, and $1,098 disability insurance benefits. Mr. Livingston’s “Other Compensation” for 2014 consisted of: $13,000 as a 5% employer contribution, $4,082 as an employer matching contribution, and $11,683 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $1,628 representing the dollar value to Mr. Livingston of the premiums on a term life insurance policy for his benefit; and $12,495 health plan benefits (including health, dental and EAP), $126 term life insurance benefits, and $1,404 disability insurance benefits.
(4)	Mr. Connelly’s “Other Compensation” for 2015 consisted of: $9,875 as a 5% employer contribution, $0 as an employer matching contribution, and $6,531 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $396 representing the dollar value to Mr. Connelly of the premiums on a term life insurance policy for his benefit; and $15,965 health plan benefits (including health and EAP), $89 term life insurance benefits, and $1,098 disability insurance benefits. Mr. Connelly’s “Other Compensation” for 2014 consisted of: $10,026 as a 5% employer contribution, $1,138 as an employer matching contribution, and $9,011 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $318 representing the dollar value to Mr. Connelly of the premiums on a term life insurance policy for his benefit; and $26,220 health plan benefits (including health and EAP), $126 term life insurance benefits, and $1,404 disability insurance benefits.
(5)	Mr. Hines’s “Other Compensation” for 2015 consisted of: $7,675 as a 5% employer contribution, $2,113 as an employer matching contribution, and $5,076 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $89 representing the dollar value to Mr. Hines of the premiums on a term life insurance policy for his benefit; and $16,415 for health plan benefits (including health, dental and EAP), and $1,098 disability insurance benefits. Mr. Hines’s “Other Compensation” for 2014 consisted of: $3,428 as a 5% employer contribution, $1,028 as an employer matching contribution, and $3,081 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $120 representing the dollar value to Mr. Hines of the premiums on a term life insurance policy for his benefit; and $17,932 for health plan benefits (including health, dental and EAP), and $1,404 disability insurance benefits.

Change in Control Severance Plan

The Company and the Bank maintain a Change in Control Severance Plan. All employees, including the named executive officers, and Board members of the Company, the Bank and affiliates of the Company or Bank who, on the date of a change in control, are not parties to an employment agreement or change in control severance agreement with the applicable employer, are eligible to participate in the Plan. A “change in control” is defined as any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Company’s voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank’s or the Company’s directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Bank or the Company (excluding individuals whose election or nomination for election as a member of the existing board was approved by a vote of at least two-thirds of the continuing directors then in office) cease for any reason to constitute at least two-thirds thereof.

Under the terms of the Plan, in the event the individual voluntarily terminates his employment within two years following a change in control, or in the event the individual’s employment is terminated by the Bank (or its successor) for any reason, other than cause, within two years following a change in control, the individual is entitled to receive the benefits specified in the Plan based on the individual’s position with the employer and, in some instances, years of service on the date of the change in control. The payment will be made either in a lump sum or in installments, at the option of the individual. Under the Plan, upon a change in control, each of Mr. Livingston and Mr. Connelly would receive an amount equal to the aggregate present value of 2.99 times his average annual taxable compensation from the Company for the prior five complete years, and Mr. Hines would receive an amount equal to 104 weeks of his gross weekly salary as of the date of termination. In addition, Mr. Hines would receive $10,000 toward the premiums for their COBRA medical insurance coverage following the termination of employment if they elect to receive COBRA benefits. Mr. Hines’s cash payment and COBRA benefits may not exceed 2.99 times his average annual taxable compensation from the Company for the prior five complete years.

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If change in control payments would be triggered today, the named executive officers would receive the following amounts: Mr. Livingston, $822,595; Mr. Connelly, $508,977; and Mr. Hines, $288,190 plus $10,000 toward COBRA coverage.

Employee Stock Purchase Plan

All employees, including the named executive officers, are eligible to participate in the Company’s Employee Stock Purchase Plan at levels determined by the Bank’s human resources department and commensurate with each employee’s salary level. The Board believes that by making shares of the Company’s stock available to employees at a discounted price, employees become vested in the successful financial performance of the Bank and the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with TGM Group LLC, the independent auditors for the Company for 2015, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2015 for filing with the Securities and Exchange Commission.

Audit Committee
Norman E. Harrison, Jr., Chairman	Thomas Clocker
Karen B. Thorwarth	Edward Maddox

PROPOSAL II — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Regulation 14A under the Exchange Act requires that the Company seek an advisory, non-binding shareholder vote on the compensation of its named executive officers as disclosed in this Proxy Statement, and at the Company’s 2013 Annual Meeting, the Company’s stockholders approved a frequency of every three years for submission of vote on compensation to the stockholders. Accordingly, as required by the Exchange Act and the rules promulgated by the SEC, the Company is providing its stockholders with the opportunity to cast an advisory, non-binding vote on the compensation of the named executive officers, as disclosed in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the stockholders approve the compensation of the named executive officers, as disclosed in the compensation tables and related material in the Proxy Statement distributed in connection with this Meeting.”

The Employee Compensation and Benefits Committee and the Board believe that the Company’s compensation policies and procedures align with the long-term success of the Company and the interests of the stockholders.

Because the vote on this Proposal is advisory, it will not be binding on the Board and may not be construed as overruling a decision by the Board nor to create or imply any additional fiduciary duty by the Board. However, the Employee Compensation and Benefits Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. The affirmative vote of holders of a majority of the all of the votes cast at a meeting at which a quorum is present is needed to approve the proposal. Consequently, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

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The Board of Directors recommends a vote FOR approval of the compensation of the named executive officers.

PROPOSAL III — AUTHORIZATION FOR APPOINTMENT OF AUDITORS

Selection of Auditors

TGM Group LLC, which was the Company’s independent auditing firm for the 2015 fiscal year, is expected to be retained by the Audit Committee of the Board of Directors to be the Company’s independent auditors for the 2016 fiscal year. A representative of TGM Group LLC is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires. The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the ensuing year.

Disclosure of Independent Auditor Fees

The following is a description of the fees billed to the Company by TGM Group LLC (“TGM”) during the years ended December 31, 2014 and 2015:

Audit Fees.  Audit fees include fees paid by the Company to TGM in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s quarterly interim financial statements. Audit fees also include fees for services performed by TGM that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by TGM for audit services rendered to the Company for the years ended December 31, 2014 and December 31, 2015 totaled $133,257 and $138,980, respectively.

Audit Related Fees.  Audit related services include accounting consultations and employee benefit plan audits. The aggregate fees billed to the Company by TGM for audit related services rendered to the Company for the years ended December 31, 2014 and December 31, 2015 totaled $13,343and $12,215, respectively.

Tax Fees.  Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by TGM for the tax related services rendered to the Company for the years ended December 31, 2014 and December 31, 2015 totaled $6,757and $11,633, respectively.

All Other Fees.  The aggregate fees billed to the Company by TGM for all other services rendered to the Company for matters such as general consulting services and services in connection with annual and special meetings of stockholders for the years ended December 31, 2014 and December 31, 2015 totaled $4,432 and $4,529, respectively.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the named proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefore.

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The Company’s 2015 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date with this Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders as of the Record Date upon written request to Chief Financial Officer, Glen Burnie Bancorp, 101 Crain Highway, S.E., Glen Burnie, Maryland 21061.

STOCKHOLDER PROPOSALS

Any stockholder desiring to present a proposal at the 2017 Annual Meeting of Stockholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 101 Crain Highway, S.E., Glen Burnie, Maryland 21061, in time to be received by December 16, 2016. The persons designated by the Company to vote proxies given by stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2017 proxy statement with respect to which the Company has received written notice no later than March 1, 2017 that a stockholder (i) intends to present such matter at the 2017 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the shares of Common Stock required to approve the matter. If a stockholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2017 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

BY ORDER OF THE BOARD OF DIRECTORS

Edward B. Connelly
secretary

Glen Burnie, Maryland

April 14, 2016

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☒	please mark votes	REVOCABLE PROXY
	as in this example	GLEN BURNIE BANCORP
2016 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Andrew Cooch, Norman Harrison, and Edward Maddox., or a majority of them, with full powers of substitution, as attorneys-in-fact and agents for the undersigned, to vote all shares of Common Stock of Glen Burnie Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at The Bank of Glen Burnie, 101 Crain Highway, Glen Burnie, SE, Maryland on Thursday, May 12, 2016 at 2:00 p.m., Eastern Time (the “Annual Meeting”), and at any and all adjournments thereof, as indicated below and as determined by a majority of the named proxies with respect to any other matters presented at the Annual Meeting.

	FOR	VOTE WITHHELD	FOR ALL EXCEPT
1. To elect as directors all nominees listed below:	☐	☐	☐
Thomas Clocker
F. William Kuethe, Jr.
Karen B. Thorwarth

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY LISTED NOMINEE, MARK THE FOR ALL EXCEPT BOX AND INSERT THAT NOMINEE’S NAME ON THE LINE PROVIDED BELOW.

The Board of Directors recommends a vote “FOR” the election of the nominees listed above.

		FOR	AGAINST	ABSTAIN
2.	A non-binding resolution to approve the compensation of the named executive officers	☐	☐	☐

The Board of Directors recommends a vote “FOR” the resolution to approve the compensation of the named executive officers.

		FOR	AGAINST	ABSTAIN

3.	To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2016 fiscal year	☐	☐	☐

The Board of Directors recommends a vote “FOR” the authorization to select the auditors.

if you plan to attend the annual meeting, please check this box       ☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES, FOR PROPOSAL 2, AND FOR PROPOSAL 3. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE NAMED PROXIES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Please be sure to sign and date this Proxy here.

Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

GLEN BURNIE BANCORP

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The above signed hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the above signed. The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice and a proxy statement and a 2015 Annual Report to stockholders for the annual meeting.

Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED